POWER OF ATTORNEY
For Compliance and Reporting Obligations under Section 16 of the Securities Exchange Act of 1934, as Amended

Know all by these presents, that the undersigned hereby makes, constitutes and appoints each of Albert J. Li and Kirsten O’Donnell, signing singly, each acting individually as the undersigned’s true and lawful attorney-in-fact to:
1.Prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the United States Securities and Exchange Commission (the “SEC”) a Form ID, including any amendments thereto, and any other applications, documents, forms or other correspondence necessary or appropriate to obtain, modify and/or regenerate codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any other rule or regulation of the SEC;
2.Execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of Owlet, Inc. (the “Company”), Forms 3, 4 and 5 and any amendments thereto in accordance with Section 16 of the Exchange Act and the rules promulgated thereunder;
3.Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendments thereto, and timely file any such form with the SEC and any stock exchange or similar authority; and
4.Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of or legally required by the undersigned, with it being understood that the documents executed by such attorney-in-fact of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution and resubstitution or revocation, hereby ratifying and confirming all that each such attorney-in-fact, or each such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorneys-in-fact, each in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 13 or Section 16 of the Exchange Act or Rule 144 of the Securities Act of 1933, as amended, any liability of the undersigned for failure to comply with such requirements or any liability for the disgorgement of profits under Section 16(b) of the Exchange Act.

The undersigned agrees that the foregoing attorneys-in-fact may rely entirely on information furnished orally or in writing by the undersigned to each such attorney-in-fact. The undersigned also agrees to indemnify and hold harmless the Company and the foregoing attorneys-in-fact against any losses, claims, damages or liability (or actions in these respects) that arise out of or are based upon any untrue statement or omission of necessary facts in the information provided by the undersigned to such attorneys-in-fact for purposes of completing, executing, acknowledging, delivering or filing with the SEC any Forms 3, 4 or 5 and any amendments thereto. Furthermore, the undersigned agrees to reimburse the Company and such attorneys-in-fact for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.

This Power of Attorney supersedes any power of attorney previously executed by the undersigned regarding the purposes outlined herein (any “Prior Powers of Attorney”), and the authority of the attorneys-in-fact named in any Prior Powers of Attorney is hereby revoked.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Power of Attorney may be filed with the SEC as a confirming statement of authority granted herein.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date set forth below.

By:	/s/ Marc Stoll
Name:	Marc Stoll
Title:	Director
Date:	August 16, 2023